EXHIBIT 99



GSAA 2005-4 -- Final Pricing Details (EXTERNAL)
$586.954mm
GS lead manager/books

Class  S&P/Moodys  Size(mm) Clt.Grp Cr.Spt   AvL   Prin.Wndw    $ px     Spread

 A-1  [AAA]/[Aaa]  185.000   ALL     8.15   1.00   04/05-06/07  100-00   1mL+11

 A-2  [AAA]/[Aaa]   56.320   ALL     8.15   3.00   06/07-04/09  100-00   1mL+21

 A-3  [AAA]/[Aaa]   59.760   ALL    17.33   5.62   04/09-08/11  100-00   1mL+32

 A-4  [AAA]/[Aaa]    6.640   ALL     8.15   5.62   04/09-08/11  100-00   1mL+36

 A-5  [AAA]/[Aaa]  214.898   ALL    17.33   2.36   04/05-08/11  100-00   1mL+22

 A-6  [AAA]/[Aaa]   23.877   ALL     8.15   2.36   04/05-08/11  100-00   1mL+27

 M-1   [AA]/[Aa2]   16.957   ALL     5.30   4.43   05/08-08/11  100-00   1mL+44

 M-2    [A]/[A2]    11.305   ALL     3.40   4.40   05/08-08/11  100-00   1mL+70

 B-1 [BBB+]/[Baa1]   6.247   ALL     2.35   4.38   04/08-08/11  100-00   1mL+115

 B-2  [BBB]/[Baa2]   2.975   ALL     1.85   4.26   04/08-06/11  100-00   1mL+125

 B-3 [BBB-]/[Baa3]   2.975   ALL     1.35   4.05   04/08-10/10  Not available

Expected Settle - 3/30/2005

First Distribution Date - 4/25/2005

Legal Final - 3/2035

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